Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-259573) pertaining to the 2021 Share Incentive Plan of First High-School Education Group Co., Ltd. of our reports dated May 9, 2022, with respect to the consolidated financial statements of First High-School Education Group Co., Ltd. included in this Annual Report (Form 20-F) for the years ended December 31, 2019, 2020 and 2021, filed with the Securities and Exchange Commission.

/s/ Audit Alliance LLP

Singapore

May 9, 2022